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                                                         EXHIBIT 10.4.I

                      AGREEMENT BETWEEN HEXCEL CORPORATION

                                       AND

                                 GARY SANDERCOCK


          For and in consideration of the mutual promises made herein, Gary Sandercock ("Employee") and Hexcel Corporation, including its successors and assigns (collectively the "Company"), agree as follows:

          1. In the event that Employee's employment by the Company is terminated (i) by the Company at any time for any reason other than Cause (as defined in Exhibit A hereto) or (ii) by Employee for Good Reason (as defined in Exhibit A), the Company shall pay Employee, within 30 days following the date of termination, severance equal to one year of salary based on the salary Employee is receiving on the last day of employment with the Company, plus an amount equal to any bonus paid to Employee within 12 months prior to the date of termination (other than the Additional Payment to be made pursuant to Section 2 hereof) ("Severance Pay"). The Company shall withhold from Severance Pay applicable state, federal and local tax withholdings.

          2. On the effective date of the First Amended Plan of Reorganization proposed by the Company and the Official Equity Security Holders Committee in the Company's Chapter 11 case (the "Plan"), the Company shall pay Employee an amount equal to $50,000 in a single lump sum payment (the "Additional Payment"), which shall include a payment in the amount of all sums due to Employee in full and complete satisfaction of any and all obligations of the Company to Employee under the Company's Employee Retention Bonus Plan. The Company shall withhold from the Additional Payment applicable state, federal and local tax withholdings.



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          3.   The Contingency Employment Agreement entered into between the
Company and Employee, attached hereto as Exhibit B (the "Contingency Agreement") is hereby terminated, and Employee hereby waives any and all rights Employee may have had under the Contingency Agreement, and any and all claims arising out of the Company's rejection or termination of the Contingency Agreement. This Agreement does not in any way affect (i) rights under any of the Company's benefit plans and agreements applicable to Employee, including the Executive Deferred Compensation and Consulting Agreement, which rights following any termination of employment shall be governed by the terms of such plans or agreements or (ii) Employee's right to indemnification from the Company against third party claims as provided by law, by the Company's charter and by-laws and by any agreement between the Company and Employee. In the event Employee has leased an automobile which relates to the Company's car allowance policy, upon any termination of Employee's employment that results in Severance Pay, at the election of Employee, Employee may either (i) terminate such lease in which case the Company will reimburse Employee for all lease termination costs, or (ii) elect to continue the lease in which case the Company shall be relieved of any obligation to continue car allowance payments.

          4. Upon termination of his employment with the Company or at any time the Company may so request, Employee will promptly deliver to the Company all memoranda, notices, records, reports, and other documents (and all copies thereof) relating to the business of the Company and all property associated therewith which may then be in his possession or under his control. Furthermore, the Employee's agreements with respect to confidentiality and secrecy shall remain in full force and effect.

          5. The Company and Employee agree that any dispute as to the interpretation



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or enforcement of this Agreement shall be resolved by final and binding arbitration before a single arbitrator selected by mutual agreement or (failing agreement) selected in accordance with the rules of the American Arbitration Association then in effect (the "Arbitrator"). The award of the Arbitrator may include an award of the costs of arbitration.

          6. The terms of this Agreement shall be regarded as severable. If any term is found by the Arbitrator to be unenforceable, that shall not affect the enforceability of the remainder of the terms of the Agreement. If any term as written should be interpreted by the Arbitrator to be so broad as to be unenforceable, then such term shall be restricted as necessary to make such term enforceable to the fullest extent permitted by law.

          7. The Company and Employee acknowledge that they have read this Agreement, that they are fully aware of its contents and of its legal effect, that the preceding paragraphs recite the sole consideration for this Agreement, that all agreements and understandings between the parties are embodied and expressed herein and supersede the Contingency Agreement and that each party enters into this Agreement freely, without coercion, and based on the party's own judgment and not in reliance upon any representations or promises made by the other party, other than those contained herein.

          8. This Agreement is subject to the satisfaction or waiver of all conditions precedent to the effectiveness of the Plan.

          9. This Agreement shall be construed and governed by the laws of the State of California.

          10. Employee shall execute and deliver such further documents, instruments and agreements and shall do such further acts and things as may be necessary or desirable and proper to effectuate the terms hereof including without limitation in connection with the




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termination of the Contingency Agreement and the release of the Company with respect to any and all of the Company's obligations under the Employee Retention Bonus Plan, and in consideration and as a condition to payment of severance pay, a release of the Company in the form it then uses pursuant to its severance policy.
                                   HEXCEL CORPORATION

Dated:                             By:
      --------------------            ---------------------------

                                   EMPLOYEE

Dated:
      --------------------         ------------------------------
                                   GARY SANDERCOCK


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                                                                       EXHIBIT A

          CAUSE DEFINED. "Cause" for termination of employment shall consist of the following:

               (a) Gross misconduct specifically intended to injure or cause financial loss to the Company, and failure to discontinue same immediately after written notice thereof;

               (b) Repeated disregard of or failure to perform duties and failure to cure such disregard or failure within thirty (30) days after written notice thereof;

               (c)  Habitual drunkenness or habitual use of illegal drugs;

               (d) Conviction of a felony or the pleading of nolo contendere to a felony, provided such conviction or pleading results in incarceration in a state prison;

               (e) Conviction of, or the pleading of nolo contendere to, a crime involving dishonesty in dealing with Company property, such as theft, embezzlement, etc.

          GOOD REASON DEFINED. "Good Reason" for termination by Employee of Employee's employment shall mean the occurrence (without Employee's express written consent) during the Employment Period of any one of the following acts by the Company, or failures by the Company to act, unless, in the case of any act or failure to act described in paragraph (a) below, such act or failure to act is corrected within 30 days of receipt by the Company of written notice thereof from Employee:

               (a) A substantial adverse alteration, which is not justified by Employee's poor performance, in the nature or status of Employee's responsibilities from those in effect immediately prior to the date hereof;

               (b) Reduction by the Company in Employee's annual base salary as in effect on the date hereof or as the same may be increased from time to time, which is not justified by Employee's poor performance;

               (c) The Company's requiring Employee to be based anywhere other than the metropolitan area in which Employee was based immediately prior to the date hereof except for required travel on Hexcel's business; or

               (d) The failure by the Company without Employee's consent, to pay to Employee any portion of Employee's current compensation or to pay to Employee any portion of an installment of deferred compensation under any deferred compensation program of the Company, within seven (7) days of the date such compensation is due.